UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 9, 2009

XL Capital Ltd
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda	HM11
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The insurance segment of XL Capital Ltd announced on June 9, 2009 that XL Specialty Insurance Company ("XL Specialty"), a wholly-owned subsidiary of XL Capital Ltd, has entered into an agreement with National Indemnity Company, an insurance company subsidiary of Berkshire Hathaway Inc. ("National Indemnity"). Under the agreement, and a related reinsurance agreement, National Indemnity will issue endorsements ("Endorsements") to certain directors and officers liability insurance policies known as "Side A" coverage policies ("D&O Policies") underwritten by XL Specialty (the "Facility").

The Endorsements entitle policyholders to present claims under such D&O Policies directly to National Indemnity in the event that XL Specialty is unable to meet its obligations due to an order of insolvency, liquidation or an injunction that prohibits XL Specialty from paying claims.  Under the terms of the Facility, National Indemnity will issue Endorsements with aggregate premiums up to $140,000,000. In addition, XL Specialty has an irrevocable option, which may be exercised during the first eleven (11) months of the Facility, to require National Indemnity to issue Endorsements on D&O Policies with additional aggregate premiums up to $100,000,000 (the "Option").  The Endorsements will terminate on the tenth anniversary of their issuance.  The Facility provides that National Indemnity will be obligated to issue Endorsements on D&O Policies issued during an eighteen month period that commenced on June 8, 2009.

National Indemnity's obligations under the Facility to issue new Endorsements will terminate if XL Specialty's financial strength rating is downgraded to or below "BBB+" by Standard & Poor's Corporation ("S&P") or to or below "A-" by A.M. Best and Company ("A.M. Best") or should S&P and A.M. Best cease rating XL Specialty.  In connection with the Facility, XL Insurance (Bermuda) Ltd ("XLIB") will purchase an obligation in an aggregate principal amount of $150 million (the "Initial Payment Obligation") from National Indemnity.  If XL Specialty elects to exercise the Option, XLIB will purchase a second obligation in an aggregate principal amount of $100 million (the "Second Payment Obligation", and together with the Initial Payment Obligation, the "Payment Obligations").  In addition, XL Specialty will establish a trust (the "Security Trust") to hold the premiums (net of commissions) on the D&O Policies endorsed by National Indemnity. XL Specialty will also arrange to provide National Indemnity with a letter of credit in the event the assets in the Security Trust are insufficient to meet XL Specialty's obligations under the Facility (the "Letter of Credit").  The Security Trust, the Letter of Credit and the Payment Obligations collateralize XL Specialty's indemnity obligations under the Facility to National Indemnity for any payments National Indemnity is required to make under the Endorsements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 9, 2009

XL Capital Ltd

By:	/s/ Kirstin Romann Gould
Name: Kirstin Romann Gould
Title: General Counsel and Secretary